Exhibit 8.1

Hogan Lovells US LLP Columbia Square 555 Thirteenth Street, NW Washington, DC 20004 T +1 202 637 5600 F +1 202 637 5910 www.hoganlovells.com

August 25, 2015

Board of Trustees

RLJ Lodging Trust

3 Bethesda Metro Center

Suite 1000

Bethesda, Maryland 20814

Ladies and Gentlemen:

This firm has acted as tax counsel to RLJ Lodging Trust, a Maryland real estate investment trust (the “Company”), in connection with its registration statement on Form S-3 (the “Registration Statement,” which includes the “Prospectus”), filed on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the following securities of the Company: (i) common shares, par value $0.01 per share (the “Common Shares”); (ii) preferred shares, par value $0.01 per share (“Preferred Shares”); (iii) depository shares, representing Preferred Shares (“Depository Shares”); (iv) warrants to purchase Common Shares, Preferred Shares or Depository Shares; and (v) rights to purchase Common Shares, all of which may be sold from time to time on a delayed or a continuous basis, as set forth in the Prospectus, and as set forth in one or more supplements to the Prospectus. In connection with the filing of the Registration Statement, we have been asked to provide you with this letter regarding the Company’s qualification and taxation as a real estate investment trust (a “REIT”) for U.S. federal income tax purposes and certain other U.S. federal income tax matters.  Capitalized terms used herein, unless otherwise defined in the body of this letter, shall have the meanings set forth in Appendix A.

Bases for Opinions

The opinions set forth in this letter are based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, applicable legislative history, and the administrative rulings and practices of the Internal Revenue Service (the “IRS”), including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling, all as of the date hereof.  These provisions and interpretations are subject to change by the IRS, Congress

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and the courts (as applicable), which may or may not be retroactive in effect and which might result in material modifications of our opinions. Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position taken by the IRS or the Treasury Department in regulations or rulings issued in the future.  In this regard, an opinion of counsel with respect to an issue represents counsel’s best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

In rendering the following opinions, we have examined such statutes, regulations, records, agreements, certificates and other documents as we have considered necessary or appropriate as a basis for the opinions, including, but not limited to:

(1)                                 the Registration Statement, including the Prospectus;

(2)                                 the discussion under the caption “Material Federal Income Tax Considerations,” contained in the Prospectus (the “Tax Disclosure”);

(3)                                 each of the Merger Agreements;

(4)                                 the Declaration of Trust of the Company, dated as of January 31, 2011, as amended through the date hereof (the “Declaration of Trust”);

(5)                                 the merger agreement, by and among RLJ LP, RLJ Lodging II Master, LLC, a Delaware limited liability company, and RLJ Real Estate III Master, LLC, a Delaware limited liability company, dated April 25, 2011;

(6)                                 certain of the Leases; and

(7)                                 such other documents as we deemed necessary or appropriate (the documents referred to in clauses (1) through (6), the “Reviewed Documents”).

The opinions set forth in this letter are premised on, among other things, the written representations of the Company and RLJ LP contained in a letter to us dated as of the date hereof (the “Company Representation Letter”).

Although we have discussed the Company Representation Letter with the signatories thereto, for purposes of rendering our opinions, we have not made an independent investigation or audit of the facts set forth in the Reviewed Documents and the Company Representation Letter. We consequently have relied upon the representations and statements of the Company and RLJ LP as described in the Reviewed Documents and the Company Representation Letter, and assumed that the information presented in such documents or otherwise furnished to us is accurate and complete in all material respects.

In this regard, we have assumed with your consent the following:

(1)                                 that (A) all of the representations and statements set forth in the Reviewed Documents and the Company Representation Letter are true, correct, and complete as of the date hereof, (B) any representation or statement made in the Reviewed Documents and the Company Representation Letter as a belief or made “to the knowledge of” or similarly qualified is true, correct, and complete as of the date hereof, without such qualification, (C) each agreement described in the Reviewed Documents is valid and binding in accordance with its terms, and (D) each of the obligations of the Company, RLJ LP and their respective subsidiaries, as described in the Reviewed Documents, has been or will be performed or satisfied in accordance with its terms; provided that, notwithstanding any of the foregoing, we are not making any assumptions as to the accuracy and completeness with respect to statements in the Tax Disclosure describing provisions of federal income tax law that are covered by our opinions set forth below;

(2)                                 the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made;

(3)                                 that any documents as to which we have reviewed only a form were or will be duly executed without material changes from the form reviewed by us;

(4)                                 that (A) each of the Primary Mergers and the Secondary Mergers was consummated in accordance with the applicable Fund Merger Agreement or REIT Merger Agreement, respectively, and was in accordance with, and qualified as a merger under, applicable state law; and (B) each other transaction described as part of the “formation transactions” under the caption “Structure and Formation of Our Company — Formation Transactions” in the IPO Prospectus was consummated in accordance with the applicable transaction document; and

(5)                                 from and after the date of this letter, the Company and RLJ LP will comply with their representations contained in the Company Representation Letter that the Company will utilize all appropriate “savings provisions” (including the provisions of Sections 856(c)(6), 856(c)(7), and 856(g) of the Code, and the provision included in Section 856(c)(4) of the Code (flush language) allowing for the disposal of assets within 30 days after the close of a calendar quarter, and all available deficiency dividend procedures) available to the Company under the Code in order to correct any violations of the applicable REIT qualification requirements of Sections 856 and 857 of the Code, to the full extent the remedies under such provisions are available.

Any material variation or difference in the facts from those set forth in the documents that we have reviewed and upon which we have relied (including, in particular, the Registration Statement, the Prospectus, the Tax Disclosure, and the Company Representation Letter) may adversely affect the conclusions stated herein.

Opinions

Based upon, and subject to the assumptions and qualifications set forth herein, including, without limitation, the discussion in the next paragraph below, we are of the opinion that:

(1)                                 The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code for each of its taxable years beginning with its taxable year ended December 31, 2011, and the Company’s current organization and current and proposed method of operation (as described in the Registration Statement, the Prospectus, the Tax Disclosure, and the Company Representation Letter) will enable it to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2015, and future taxable years; and

(2)                                 The portions of the discussion in the Tax Disclosure that describe provisions of applicable U.S. federal income tax law are correct in all material respects as of the date hereof.

* * * * *

In addition to the assumptions set forth above, our opinions are subject to the exceptions, limitations and qualifications set forth below:

(1)                                 The Company’s ability to qualify as a REIT depends in particular upon whether each of the Leases is respected as a lease for federal income tax purposes.  If one or more Leases are not respected as leases for federal income tax purposes, the Company may fail to qualify as a REIT, or one or more of the Old REITs or the Subsidiary REITs may be determined to have failed to qualify as a REIT in one or more taxable years.  Following the Integrated Mergers, the failure of one or more of the Old REITs or the Subsidiary REITs to have qualified as a REIT in any year may cause the Company also to fail to qualify as a REIT unless certain requirements are satisfied.  The determination of whether the Leases are leases for federal income tax purposes is highly dependent on specific facts and circumstances.  In addition, for the rents payable under a Lease to qualify as “rents from real property” under the Code, the rental provisions of the Leases and the other terms thereof must conform with normal business practice and not be used as a means to base the rent paid on the income or profits of the lessees.  In delivering the first opinion set forth above, we expressly rely upon, among other things, the Company’s representations as to various factual matters with respect to the Leases, including representations as to the commercial reasonableness of the economic and other terms of the Leases at the times the Leases were originally entered into and subsequently renewed or extended (and taking into account for this purpose changes to the economic and other terms of the Leases pursuant to subsequent amendments), the intent and economic expectations of the parties to the Leases, the allocation of various economic risks between the parties to the Leases, taking into account all surrounding facts and circumstances, the conformity of the rental provisions and other terms of the Leases with normal business practice, the conduct of the parties to the Leases, and the conclusion that such terms are not being, and will not be, used as a means to base the rent paid on the income or profits of the Lessees.  We express no opinion as to any of the economic terms of the Leases, the commercial reasonableness thereof, or whether the actual economic relationships created thereby are such that the Leases will be respected for federal income tax purposes or whether the rental and other terms of the Leases conform with normal business practice (and are not being used as a means to base the rent paid on the income or profits of the Lessees).

(2)                                 The Company’s qualification and taxation as a REIT under the Code will depend upon the ability of the Company to meet on an ongoing basis (through actual quarterly and annual operating results, distribution levels, diversity of share ownership and otherwise) the various qualification tests imposed under the Code, and upon the Company utilizing any and all appropriate “savings provisions” (including the provisions of Sections 856(c)(6), 856(c)(7), and 856(g) of the Code and the provision included in Section 856(c)(4) of the Code (flush language) allowing for the disposal of assets within 30 days after the close of the calendar quarter, and all available deficiency dividend procedures) available to the Company under the Code to correct violations of specified REIT qualification requirements of Sections 856 and 857 of the Code.  Our opinions set forth above do not foreclose the possibility that the Company may have to utilize one or more of these “savings provisions” in the future, which could require the Company to pay an excise or penalty tax (which could be significant in amount) in order to maintain its REIT qualification. We have not undertaken at this time to review the Company’s compliance with these requirements on a continuing basis.  Accordingly, no assurance can be given that the actual results of the Company’s operations, the sources of its income, the nature of its assets, the level of its distributions to shareholders and the diversity of its share ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

(4)                                 This opinion letter addresses only the specific U.S. federal income tax matters set forth above.  This opinion letter does not address any other U.S. federal, state, local or foreign legal or tax issues.

This opinion letter has been prepared for your use in connection with the filing of the Registration Statement and speaks as of the date hereof. We assume no obligation by reason of this opinion letter or otherwise to advise you of any changes in our opinions subsequent to the effective date of the Registration Statement.  Except as provided in the last paragraph, this opinion letter may not be distributed, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and to the reference to Hogan Lovells US LLP under the caption “Legal Matters” in the Prospectus. In giving this consent, however, we do not admit thereby that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ HOGAN LOVELLS US LLP

HOGAN LOVELLS US LLP

Appendix A

Definitions

“Fund II REIT” means each of RLJ Lodging II REIT, LLC and RLJ Lodging II REIT (PF #1), LLC, each a Delaware limited liability company that elected to be taxed as a REIT,.

“Fund III REIT” means each of RLJ Real Estate III REIT, LLC, and RLJ Real Estate III REIT (PF #1), LLC, each a Delaware limited liability company that elected to be taxed as a REIT.

“Fund Merger Agreement” means either that certain merger agreement by and among Fund II, the Company, and RLJ Capital Partners, LLC, a Delaware limited liability company, dated February 1, 2011, or that certain merger agreement by and among Fund III, the Company and RLJ Capital Partners III, LLC, a Delaware limited liabillty company, dated February 1, 2011

“Hotel” means each hotel in which the Company has a direct or indirect interest.

“Integrated Mergers” means the Primary Mergers together with the Secondary Mergers.

“IPO Prospectus” means, in connection with the Company’s initial public offering, the Prospectus dated May 10, 2011 contained in the registration statement on Form 424B4, as amended (file no. 333-172011), filed by the  Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

“Lease” means any real estate lease of a Hotel pursuant to which the Company, directly or through a Subsidiary REIT and/or one or more Partnership Subsidiaries, leased or leases a Hotel or other Real Property to a Lessee, taking into account all subsequent amendments, renewals and/or extensions.

“Lessee” means any TRS Lessee or any other party that leases one or more Hotels or other leased Real Property pursuant to a Lease.

“LLC” means a limited liability company.

“Merger Agreement” means each of the Fund Merger Agreements and REIT Merger Agreements.

“Old REITs” means any of the Fund II REITs or the Fund III REITs.

“Partnership Subsidiary” means any of RLJ LP and each partnership, limited liability company, or other entity treated as a partnership for federal income tax purposes or disregarded as a separate entity for federal income tax purposes in which either the Company, an Old REIT, or a Subsidiary REIT owns (or owned) an interest, either directly or through one or more other partnerships, limited liability companies or other entities treated as a partnership for federal income tax purposes or disregarded as a separate entity for federal income tax purposes (whether or not the interest is (or was) a controlling interest in, or otherwise

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represents (or represented) the ability to control or direct the operation of, such entity).  Notwithstanding the foregoing, the term “Partnership Subsidiary” shall not in any way be deemed to include a TRS or subsidiaries thereof.

“Primary Mergers” means the concurrent mergers of (i) RLJ Lodging Fund II, L.P. and RLJ Lodging Fund II (PF #1), L.P., each a Delaware limited partnership, with and into the Company, with the Company surviving, on the terms and subject to the conditions set forth in that certain merger agreement dated February 1, 2011, by and among RLJ Lodging Fund II, L.P., RLJ Lodging Fund II (PF #1), L.P., RLJ Capital Partners II, LLC, a Delaware limited liability company, and the Company, and (ii) RLJ Real Estate Fund III, L.P. and RLJ Real Estate Fund III (PF #1), L.P., each a Delaware limited partnership, with and into the Company, with the Company surviving, on the terms and subject to the conditions set forth in that certain merger agreement dated February 1, 2011, by and among RLJ Real Estate Fund III, L.P., RLJ Real Estate Fund III (PF #1), L.P., RLJ Capital Partners III, LLC, a Delaware limited liability company, and the Company.

“Real Property” means real property, including interests in real property and interests in mortgages on real property.

“REIT Merger Agreement” means either that certain merger agreement by and among the Company and the Fund II REITS, dated April 25, 2011 or that certain merger agreement by and among the Company and the Fund III REITs, dated April 25, 2011.

“RLJ LP” means the RLJ Lodging Trust, L.P., a Delaware limited partnership.

“Secondary Mergers” means, immediately following the Primary Mergers, the merger of the Old REITs with and into the Company, with the Company surviving.

“Subsidiary REIT” means means any of RLJ III — MH Denver Airport, Inc. (f/k/a Lodgian Denver Inc.), RLJ III — EM West Palm Beach, Inc. (f/k/a Servico Centre Associates, Inc.), RLJ III — C Buckhead, Inc. (f/k/a Lodgian Buckhead, Inc.) and, from and after the effective date of its REIT election, any direct or indirect subsidiary of RLJ LP that has elected to be treated as a REIT under the Internal Revenue Code.

“TRS” means a “taxable REIT subsidiary,” as described in Section 856(l) of the Code.  Any entity taxable as a corporation in which a TRS of a real estate investment trust owns (x) securities possessing more than 35% of the total voting power of the outstanding securities of such entity or (y) securities having a value of more than 35% of the total value of the outstanding securities of such entity shall also be treated as a TRS of such real estate investment trust whether or not a separate election is made with respect to such other entity.

“TRS Lessee” means any lessee of a Hotel that is a TRS.

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